EXHIBIT 10.3

[***] Text omitted pursuant to Item

601(a)(6) of Regulation S-K

TERM NOTE

U.S. Small Business Administration Paycheck Protection Program

SBA Loan #	14994971-02
SBA Loan Name	inTEST EMS
Date	4/14/2020
Loan Amount	$416,400.00
Interest Rate	Fixed at 1.00% per year
Borrower	inTEST EMS LLC
Lender	M&T Bank One M& T Plaza (Attn: Office of General Counsel), Buffalo, New York 14203

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Four Hundred Sixteen Thousand Four Hundred Dollars and 00/100 Dollars,
interest on the unpaid principal balance, and all other amounts, fees, and costs, required by this Note.

2.	DEFINITIONS:

“Loan” means the loan evidenced by this Note.
“Loan Documents” means the documents related to this loan signed by Borrower, including, but not limited to, the Paycheck Protection Program Application.
“Note” means this Term Note executed by Borrower in favor of Lender of even date herewith.
“SBA” means the Small Business Administration, an Agency of the United States of America.
“Paycheck Protection Program” means the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act.

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3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Maturity: This is a term loan that will mature in 2 years (24 months) from the date of this Note (the “Maturity Date”). The interest rate is fixed at 1.00% per year. The interest rate may not be changed during the life of the loan unless changed in accordance with H.R. 748 Coronavirus Aid, Relief, and Economic Security Act or “CARES Act”.

The term of this loan is 24 months. During the first 6 months of the loan term, (referred to herein as the “Deferral Period”), required payments of principal and interest shall be deferred. During the Deferral Period, interest on the outstanding principal balance will continue to accrue. After the Deferral Period, beginning in the seventh month of the loan term, this Note shall be repaid in installments comprised of principal and interest based upon an 18-month amortization period. Borrower must pay principal and interest payments of $23,316.90 every month, beginning seven months from the date of this Note; payments must be made on the 14th calendar day in the months they are due.

The amortization period for this loan is 18 months, meaning that this is the approximate number of months that would be needed to repay the principal amount in full, based on the installment amount and payment frequency stated above. Lender must adjust the payment amount at least annually as needed to amortize principal over the remaining term of the Note. Principal and interest payment amounts are subject to change, in accordance with any loan forgiveness or other adjustments made in connection with the Paycheck Protection Program. Absent manifest error, the Lender’s determination of any amount due in connection herewith shall be conclusive.

Interest shall be calculated on the basis of actual number of days elapsed in each year, from and including the date the proceeds of this Note are disbursed to, but not including, the date all amounts hereunder are paid in full. Interest will continue to accrue on the actual principal balance outstanding until the Loan is paid in full.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

Loan Prepayment: Borrower may prepay this Note at any time without notice or penalty.

All remaining principal and accrued interest, and any other amounts due pursuant to this Note, shall be due and payable on the Maturity Date.

Preauthorized Transfers from Deposit Account. Borrower hereby authorizes Lender to debit Borrower’s deposit account #[***] with M&T Bank automatically for any amount which becomes due under this Note.

Default Rate. Upon the occurrence of a default, but at all times subject to the restrictions and requirements of the Paycheck Protection Program and all other applicable laws, Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the principal balance outstanding under this Note by the lesser of (i) 5% above the rate otherwise applicable or (ii) such amount as permitted under the Paycheck Protection Program or otherwise under applicable law, independent of whether the Lender elects to accelerate the principal balance under this Note. Interest shall continue to accrue at the default rate set forth in this Note on any judgment Lender may obtain against Borrower, to the extent permitted under the Paycheck Protection Program or otherwise under applicable law.

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4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:
	A.	Fails to do anything required by this Note and other Loan Documents;
	B.	Defaults on any other loan, liability, covenant, or agreement with Lender;
	C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
	D.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
	E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
	F.	Fails to pay any taxes when due;
	G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
	H.	Has a receiver or liquidator appointed for any part of their business or property;
	I.	Makes an assignment for the benefit of creditors;
	J.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay or perform any obligation of Borrower to Lender;
	K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
	L.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:
	A.	Require immediate payment of all amounts owing under this Note;
	B.	Collect all amounts owing from any Borrower; or
	C.	File suit and obtain judgment.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:
A.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance. Borrower understands and agrees that upon an event of default, Lender may incur costs of collection, including attorneys’ fees, after the date of any judgment that Lender may obtain against Borrower. Borrower agrees to pay all of such costs and fees. Borrower further agrees that Borrower’s obligation to pay such costs and fees, which are incurred by Lender after the date of any judgment obtained by Lender, shall survive the entry of, and shall not be merged into, any such judgment;

	B.	Release anyone obligated to pay this Note; and
	C.	Take any action necessary to collect amounts owing on this Note.

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7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:
	A.	Borrower waives all suretyship defenses.
	B.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
	C.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
	D.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
	E.	If any part of this Note is unenforceable, all other parts remain in effect.
F.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee.

G.

Collateral Exclusion. Any indebtedness and related obligations evidenced herein shall not be collateralized by any security interest or lien granted to Lender by Borrower or other obligor, if any, in any real property or tangible personal property, notwithstanding any provisions to the contrary in any other agreements (including any unrelated lien instrument) now or hereafter existing between Lender and Borrower or other obligor. It is acknowledged and understood by Borrower that the preceding sentence shall be at all times subject to, and shall not in any way compromise or impair, any other rights and remedies of Lender, including, without limitation, rights of setoff, rights to enforce judgment liens and rights related to judgment execution against applicable assets of any judgment debtor.

H.

Business Purpose. The Loan proceeds shall be used only for a business purpose and pursuant to, and in accordance with, the terms of the Paycheck Protection Program. Borrower acknowledges that at least 75 percent of the Loan proceeds must be used for payroll costs.

I.

Further Assurances. The Borrower shall take such action and execute and deliver to Lender such additional documents, instruments, certificates, and agreements as Lender may reasonably request to effectuate the terms and purposes of this Note, and as may otherwise be required for Lender to comply with terms and conditions of the Paycheck Protection Program Loan Authorization.

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9.	GENERAL PROVISIONS CONT.:

J. Good Standing. Borrower represents and warrants that it is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

K. Sale of Interest. There shall not be any sale or transfer of ownership of any interest in Borrower without the Lender’s prior written consent.

L. Change of Name. Borrower shall not change its legal name or the State or the type of its formation, without giving the Lender at least 30 days prior written notice thereof.

M. Borrower will furnish to Lender from time to time, such financial data and information about Borrower as Lender may reasonably request and Borrower represents and warrants the accuracy of any information contained therein.

N. Electronic Signatures. The individual executing this Note agrees that electronic signatures, whether pdf, scanned, digital, encrypted, captured or otherwise attached or imposed hereto, are intended to authenticate this Note and to have the same effect, validity, and enforceability as manually executed signatures. For purposes hereof, electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by an individual with the intent to sign such record.

O. Loan Forgiveness under the Paycheck Protection Program. The Loan amount may be eligible for forgiveness pursuant to the Paycheck Protection Program, which minimally requires (1) at least 75% of the loan proceeds are used to cover payroll costs and the remainder is used for mortgage interest, rent and utility costs over the 8 week period after the loan is made, and (2) the number of employees and compensation levels are generally maintained. Additional requirements may apply. Further details on how to request loan forgiveness shall be made available to you upon further guidance from the SBA.

P. Indemnification. Borrower shall indemnify, defend and hold Lender and Lender Affiliates and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by Borrower or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of Lender’s relationship with Borrower (each of which may be defended, compromised, settled or pursued by Lender with counsel of Lender’s selection, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of Lender.

Q. Representations and Warranties. Borrower represents and warrants to, and with regard to item (a) the individual executing this Note also represents and warrants, in his/her individual capacity, to, and covenants with Lender as follows: (a) the individual executing this Note is duly authorized to do so and to bind Borrower and Borrower’s heirs, successors and/or assigns to the terms hereof; (b) each of the Loan Documents is a valid and legal binding obligation of Borrower, enforceable in accordance with its terms, and is not subject to any defenses, counterclaims, or offsets of any kind; (c) there exists no action, suit, proceeding or investigation, at law or in equity, before any court board, administrative body or other entity, pending or threatened, affecting Borrower’s property, wherein an unfavorable decision, ruling or finding would materially adversely affect the business operations, property or financial condition of Borrower; (d) Borrower shall advise Lender if there is an adverse change in Borrower’s financial condition, organization, operations or fixed assets since the date this Note is signed; (e) Borrower attests to the accuracy of and reaffirms each certification made in the Paycheck Protection Program Application as if fully set forth herein.

R. Credit Reporting. The undersigned authorizes Lender and its affiliates to request and review all data it deems appropriate about Borrower and the undersigned, including credit reports from agencies, now and for all future reviews, extensions, or renewals of credit extended to Borrower, or for collection of loans. The undersigned may inquire whether a credit report was requested and if so, obtain the name and address of the credit reporting agency furnishing the credit report.

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S. Reproductions. A photographic or other reproduction of this Note may be made by Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

T. Right of Setoff. The Lender shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Lender or any affiliates or otherwise owing by the Lender or any affiliates in any capacity to Borrower. Such set-off shall be deemed to have been exercised immediately at the time the Lender or such affiliate elects to do so.

U. Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender’s records) or to the Lender (at the address on page one and separately to the Lender officer responsible for Borrower’s relationship with the Lender). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

V. Complete Agreement. This Note, together with any related Loan Documents, contains the entire agreement between Borrower and Lender with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by Lender. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender. No waiver of any right or remedy of the Lender shall be effective unless made specifically in writing by the Lender.

W. Governing Law/Jurisdiction. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. Borrower hereby irrevocably consents to the exclusive jurisdiction of any State or Federal Court in New York State in a county or judicial district where Lender maintains a branch and consents that Lender may effect any service of process in the manner and at Borrower’s address set forth in Lender’s records for providing notice or demand; provided that nothing contained in this note will prevent Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any county, state, or other foreign or domestic jurisdiction.

Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

X. Waiver of Jury Trial. Borrower and Lender hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and Lender may have in any action or proceeding, in law or in equity, in connection with this Note or the transactions related hereto. Borrower represents and warrants that no representative or agent of Lender has represented, expressly or otherwise, that Lender will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower acknowledges that Lender has been induced to enter into this Note by, among other things, the provisions of this section.

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10.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Borrower acknowledges that it has read and understands all the provisions of this Note, and has been advised by counsel as necessary or appropriate.

Executed effective as of the date first written above.

Borrower:

By:	/s/ Hugh T. Regan, Jr.

Hugh T. Regan, Jr. Printed Name

CFO Title

804 East Gate Drive Suite 200 Mt Laurel, NJ 08054 Address

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